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                                                                    EXHIBIT 10.3


                             MASTER LEASE AGREEMENT
                                    EBAY INC.
                         (INTERNET PICTURES CORPORATION)


      This MASTER LEASE AGREEMENT (this "MASTER LEASE") is made as of September 26, 2001, between eBay Inc., a Delaware corporation ("LESSOR"), with a place of business at 2145 Hamilton Avenue, San Jose, California, 95125, and Internet Pictures Corporation, a Delaware corporation ("LESSEE") with a primary place of business at 1009 Commerce Park Drive, Oak Ridge Tennessee 37830.

      All capitalized terms used in this Agreement shall have the meanings ascribed to them in the Visual Content Services Agreement, effective as of April 19, 2000, Amendment No. 1 to the Visual Content Services Agreement, effective January 1, 2001, and Amendment No. 2 to the Visual Content Services Agreement, effective as of the date hereof, in each case by and between the SELLER and BUYER (collectively, the "VCSA Agreement").

1. DEFINITIONS. As used in this agreement:

      (a) "ASSIGNEE" means an assignee or secured party of Lessor under any Lease.

      (b) "COMMENCEMENT DATE" means the date on which the term of any Lease shall commence with respect to Equipment listed on the applicable Lease Schedule, which date shall be the date specified on such Lease Schedule as the Commencement Date.

      (c) "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

      (d) "EVENT OF DEFAULT" shall have the meaning set forth in SECTION 14.

      (e) "EVENT OF LOSS" means any theft, damage to or destruction to any item of Equipment, including, but not limited to, any condemnation, seizure, or requisition of title or use thereof.

      (f) "EQUIPMENT" means, individually or collectively, any hardware or other equipment listed on the applicable Lease Schedule, and all replacements thereof, and repairs, additions, and accessories thereto.

      (g) "LEASE" means a Lease Schedule incorporating the terms of this Master Lease. If more than one Lease Schedule which reference this Master Lease have been executed, then each Lease Schedule, together with the referenced Master Lease Agreement, shall constitute a separate and independent Lease; the original of such Lease shall consist of the original, manually signed Lease Schedule and a true copy of this Master Lease.

      (h) "LEASE SCHEDULE" means any lease schedule signed by Lessor and Lessee incorporating by reference the terms and provisions of this Master Lease.
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      (i) "LESSOR" means, collectively, eBay Inc., a Delaware corporation, and any applicable Assignee.

      (j) "PURCHASE DATE" means the first day after the last day of the applicable Term, in the event that any Equipment is purchased hereunder.

      (k) "RENTAL PAYMENT" means all rental payments due or that become due hereunder, including any advance payments, specified on each Lease Schedule.

      (l) "RENT" means the aggregate of all Rental Payments.

      (m) "SUPPLIER" means any supplier of the Equipment subject to this Master Lease.

      (n) "TERM" means three (3) years from the date of each such applicable Lease Schedule.

2. SCOPE OF LEASE. Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor the Equipment solely (a) for Lessee's business purposes and not for personal or consumer use, and (b) under the terms and conditions of this Master Lease and the terms and conditions set forth in the applicable Lease Schedule. Any term or condition of any Lease Schedule that conflicts with a term or condition of this Master Lease shall prevail over such term or condition of this Master Lease.

3. PAYMENT OF RENT; TERM. Lessee shall pay Rental Payments to Lessor in the amount specified on each Lease Schedule, for the use of the applicable Equipment during the Term. If the Commencement Date does not fall on the first day of a month, the payment for the partial month at the commencement of the Lease shall be in amount as set forth on the Lease Schedule (the "INTERIM PAYMENT"). The Interim Payment is due on the Commencement Date, and the remaining Rental Payments shall be due and payable on the first day of the immediately following month and, without further demand, on the first day of each subsequent month during the Term thereafter, or as otherwise specified in the applicable Lease Schedule. All payments due hereunder shall be payable to Lessor at the address and in the manner specified in Lessor's invoice, or in the manner and at such address as Lessor may notify Lessee of in writing. Lessee agrees that, if it fails to make any Rental Payment or other payment when due hereunder, Lessee will pay to Lessor interest on the overdue amount at the rate of one and one-half percent (1.5%) per month, or the maximum legal interest rate, whichever is less. LESSEE AGREES AND ACKNOWLEDGES THAT (a) EACH LEASE IS A NET LEASE AND SHALL NOT BE CANCELED OR TERMINATED EXCEPT AS EXPRESSLY PROVIDED HEREIN OR ON THE APPLICABLE LEASE SCHEDULE, AND (b) LESSEE'S OBLIGATION TO MAKE ALL RENTAL PAYMENTS DUE OR THAT BECOME DUE HEREUNDER OR THEREUNDER SHALL BE ABSOLUTE, UNCONDITIONAL, NONCANCELLABLE AND NONREFUNDABLE, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SETOFF, DEFENSE, INTERRUPTION, CLAIM, COUNTERCLAIM, ADJUSTMENT, OR DEFERMENT FOR ANY REASON WHATSOEVER. A handling and delivery charge to cover all transportation, packing, installation, and handling of the Equipment to and from Lessor's facilities shall be paid by Lessee.

4. INSTALLATION AND COMPLETION OF LEASE SCHEDULE. Lessee shall provide and maintain an installation environment that is in accordance with Supplier's Equipment specifications or user's manual. Except as otherwise specified in the applicable Lease Schedule,


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Lessee shall furnish all labor and materials required to install the Equipment.
Lessee agrees that it shall, with respect to the Equipment listed on Schedule 1 attached hereto, on the date hereof, and with respect to any subsequent Schedule, promptly, but in no event later than ten (10) days after its receipt of Equipment, (a) install such Equipment, and (b) complete and return to Lessor a signed Lease Schedule for such Equipment.

5. WARRANTY; LIMITATION OF LIABILITY. Lessee acknowledges that it has made the selection of each item of Equipment based upon its own judgment and expressly disclaims any reliance upon statements made by Lessor. Lessee shall be provided the benefit of any standard product warranties applicable to all Equipment that are normally furnished by Supplier to purchasers of identical Equipment, and the right to enforce any such warranty made by any Supplier is hereby assigned to Lessee for the term of the applicable Lease Schedule. LESSOR MAKES NO, AND DISCLAIMS ALL, WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL LESSOR BE LIABLE TO LESSEE OR ANY OTHER PERSON FOR EXEMPLARY, INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF THIS MASTER LEASE, ANY LEASE SCHEDULE OR THE USE OR POSSESSION OF EQUIPMENT, INCLUDING WITHOUT LIMITATION, THE COST OF COVER, LOSS OF PROFIT, USE, SAVINGS OR REVENUE, OR THE CLAIMS OF THIRD PARTIES, WHETHER OR NOT LESSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS. Lessee understands and agrees that neither the Supplier nor any salesperson of Supplier is an agent of Lessor.

6. TITLE. The Equipment shall always remain and be deemed personal property even though it may become attached or affixed to realty. Lessor shall retain title to the Equipment and no right, title, or interest in or to any Equipment shall pass to Lessee, except as expressly set forth in this Master Lease. If requested by Lessor, Lessee will affix plates or markings on the Equipment indicating the interests of Lessor and its Assigns therein, and Lessee will not allow any other indicia of ownership or other interest in the Equipment to be placed thereon. Lessee shall (a) not convey, sell, transfer, assign, sublet or otherwise dispose of, or permit any lien or encumbrance upon or against any interest in, this Master Lease, any Lease Schedule or any Equipment, (b) give immediate written notice to Lessor of any attempt to create such lien or encumbrance, and (c) at its sole expense, defend, indemnify and hold Lessor harmless from and against any claims, damages, costs, expenses, losses or the like relating to the protection and preservation of Lessor's title and interest in any Equipment.

7. TAXES. Lessee or Lessor, at Lessor's option, agrees to pay when due all sales, use, property or estimated property, excise and other taxes, fees or other charges of any nature whatsoever (except for any taxes based on Lessor's net income), however designated, together with any fines, penalties or interest thereon, now or hereafter imposed by any governmental entity or paid or accrued by Lessor, whether based upon any Lease, the Rental Payments or the purchase, license, delivery, ownership, leasing, use, possession or return of any Equipment. Lessee will pay all property or estimated property taxes on the Equipment directly to the appropriate taxing authority. Lessee will reimburse Lessor for any such payments made by Lessor promptly, but in no event later than thirty (30) days after Lessor's request. Any fees,


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taxes or other charges paid by Lessor upon failure of Lessee to make such payments shall become immediately due from Lessee to Lessor.

8. LESSEE REPRESENTATIONS. Lessee hereby represents to Lessor that:

      (a) Lessee is a corporation duly existing and in good standing under the laws of the state of its incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

      (b) Lessee is duly authorized to execute, deliver and perform its obligations under this Master Lease and all corporate actions required on its part for the due execution, delivery and performance of the transaction contemplated herein have been duly and effectively taken.

      (c) Lessee's execution, delivery, and performance of its obligations under this Master Lease are not in conflict with nor constitute a breach of any provision contained in Lessee's Certificate of Incorporation or Bylaws, nor will they cause a breach or constitute an event of default under any agreement to which Lessee is a party or by which Lessee is bound.

All representations and warranties herein shall survive the execution of this Agreement.

9. REPLACEMENT AND UPGRADE OF EQUIPMENT. At any time during the Term and so long as no Default or Event of Default shall have occurred and be continuing hereunder, Lessee shall have the sole right (after good faith consultation with Lessor) to replace or update the Equipment to the extent Lessee reasonably determines it necessary or desirable to provide the Services in accordance with the Performance Standards set forth in the VCSA Agreement. In any such instance, Lessee shall provide Lessor with the first right to enter into a transaction to purchase and/or enter into a sale/leaseback transaction (a "Purchase Transaction") with respect to all or any portion of such upgraded or replacement equipment to the Equipment (the "Replacement Equipment") by giving Lessor written notice, with sufficient detail, describing the Replacement Equipment desired to be purchased (a "Replacement Equipment Notice").

      Without limiting the foregoing, if the fair market value of the Replacement Equipment contained in a Replacement Equipment Notice is an amount that meets or exceeds $100,000 in the aggregate, Lessor shall have fifteen (15) days after written receipt of such Replacement Equipment Notice to elect to enter into a Purchase Transaction. In the alternative, if the fair market value of the Replacement Equipment contained in the Replacement Equipment Notice is an amount that is less than $100,000 in the aggregate (a "De Minimis Replacement Notice"), Lessor's first right to enter into a Purchase Transaction for such Replacement Equipment shall continue to remain vested in Lessor indefinitely, unless Lessor waives in writing its right to enter into a Purchase Transaction for such Replacement Equipment. If Lessor decides to proceed with a Purchase Transaction, the Lessor shall decide whether to purchase any such Replacement Equipment either directly from the vendor for such Replacement Equipment or, in the event Lessee has purchased any Replacement Equipment set forth in a De Minimis Replacement Notice, from the Lessee.

      To the extent Lessor agrees to finance the purchase of any Replacement Equipment in accordance with this Section 9, the Lessee shall: (i) upon the request of Lessor, execute a Lease


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Schedule evidencing a Lease for such Replacement Equipment; (ii) promptly pay to
Lessor in cash the principal amount relating to the Equipment being replaced as determined in accordance with the applicable Lease Schedule, and the Lessee's rental payments under such Lease Schedule shall be appropriately reduced; and
(iii) promptly pay any and all Rental Payments then due and owing to Lessor.

10. USE; MAINTENANCE; ALTERATIONS; INSPECTION; REMOVAL. Lessee agrees to comply with all laws and regulations applicable to this Master Lease and each Lease and the use and possession of any Equipment. Lessee, at its sole cost and expense, shall use each item of Equipment in accordance with Supplier's guidelines, meet any and all recertification requirements and keep in effect an Equipment maintenance agreement with Supplier or other party acceptable to Lessor. Lessee shall furnish all parts, materials and labor required to make all necessary repairs and keep the Equipment in good operating condition, and such parts and material shall become part of the applicable Equipment and the property of Lessor, subject to the applicable Lease. Lessee shall not make any alterations or attachments to any Equipment without the prior written consent of Lessor, and any permitted alteration or attachment that cannot be readily removed without damaging such Equipment's performance or merchantability shall become part of such Equipment and the property of Lessor. To the extent applicable, Lessor shall have the right during normal business hours to enter the premises where the Equipment is located to inspect the Equipment. Lessee shall not move the Equipment from the location where the Equipment is located, WITHOUT LESSOR'S PRIOR WRITTEN CONSENT.

11. PURCHASE; RETURN OPTION.

      (a) If no Default or Event of Default shall have occurred and be continuing hereunder, and upon not less than ninety (90) days' or more than one hundred and eighty (180) days' written notice to Lessor before the end of any Term, Lessee shall have the option to (i) purchase or (ii) return the Equipment at the end of the applicable Term.

      (b) Provided that Lessee shall have given notice pursuant to SECTION 11(a) above, Lessee shall have the option to purchase on the Purchase Date, all (but not less than all) of the Equipment on the applicable Lease Schedule for an amount equal to the purchase option amount specified in the applicable Lease Schedule. Upon exercise of such option, Lessee shall pay to Lessor on the Purchase Date the aforementioned amount in cash, together with all sales and other applicable taxes and any other amounts due and owing hereunder, whereupon LESSOR SHALL CAUSE SUCH EQUIPMENT TO BE TRANSFERRED TO LESSEE WITHOUT RECOURSE OR WARRANTY, ON AN "AS-IS," "WHERE-IS" BASIS.

      (c) If Lessee does not elect to purchase the Equipment, Lessee shall return such Equipment at the end of the applicable Term at its own expense and risk of loss, and Lessee agrees to (i) pay for any repairs to place the applicable Equipment in the same condition as when received by Lessee, reasonable wear and tear excepted, (ii) obtain certification of such Equipment for maintenance by Supplier or its designee, (iii) promptly cause the Equipment to be disassembled, de-installed, inspected and crated in accordance with Supplier's recommendations, and (iv) deliver such Equipment, freight prepaid, to a location specified by Lessor. If any Equipment is not received by Lessor within fifteen (15) days after the end of the applicable Term, or if Lessee fails to provide Lessor with written notification of Lessee's intention to


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purchase or return the Equipment, the applicable Lease Schedule will be deemed to be renewed for subsequent ninety (90) day periods at the original Rental Payment amount, until such time as a ninety (90) day prior written notice of purchase or return is given by Lessee.

      (d) Notwithstanding the foregoing, so long as (i) no Default or Event of Default shall have occurred and be continuing hereunder, (ii) no Triggering Event shall have occurred under the VCSA Agreement and (iii) the VCSA Agreement has been terminated in accordance with its terms, Lessee shall, within ninety
(90) days of the effective termination date of the VCSA Agreement, purchase from Lessor for cash all of the Equipment under each Lease in an amount equal to the principal amount relating to all of such Equipment as determined in accordance with each Lease Schedule. Upon Lessee's payment to Lessor in full of all such amount made in accordance with this Section 11(d), this Master Lease and all Lease Schedules shall terminate.

12. INSURANCE. Lessee shall obtain and maintain liability insurance and insurance against loss or damage to the Equipment including, without limitation, loss by fire (including extended coverage), theft and such other risks of loss as are customarily insured against on that type of Equipment. Such insurance shall be in such amounts, in such form and with such insurers as are acceptable to Lessor, and shall contain a requirement that no material modification of, cancellation of, or failure to renew coverage may occur unless thirty (30) days prior written notice thereof has been provided to Lessor. Lessee shall cause its insurer to name Lessor and any Assignees as loss payees and additional insureds, and upon Lessor's request, Lessee shall cause its insurer to provide to Lessor a certificate evidencing such coverage within fifteen (15) days thereafter. In addition, Lessee shall maintain insurance coverage on the Equipment that meets or exceeds the level and scope of insurance that Lessee maintained on the Equipment during the period that Lessee owned the Equipment.

13. LOSS OR DAMAGE TO EQUIPMENT. Until the Equipment is returned to and received by Lessor as provided in SECTION 11 above, Lessee shall bear the entire risk of any Event of Loss. No Event of Loss shall relieve Lessee from its obligation to pay Rent, except as provided in (c) below. If any Event of Loss occurs, Lessee shall immediately notify Lessor and, at the option of Lessor, shall (a) place the affected Equipment in good repair and working order, (b) replace such Equipment with like Equipment in good repair and working order, with clear title to the replacement Equipment vested in Lessor, or (c) promptly pay to Lessor an amount equal to the sum of (i) all accrued and unpaid rent, (ii) the present value discounted at five percent (5%) of all remaining Rental Payments, (iii) the Lessor's original booked residual value, if any, of the Equipment, discounted in accordance with GAAP at the discount rate of five percent (5%), and (iv) any taxes, late fees, indemnity payments or other amounts due under this Master Lease or the applicable Lease Schedule. If such Equipment is subject to a fixed purchase option, the amount payable under SECTION 13(c) above shall be the amount required to exercise such option. Upon payment of the amount required by SECTION 13(c), Lessor shall transfer to Lessee, WITHOUT RECOURSE OR WARRANTY (EXPRESS OR IMPLIED), ALL OF LESSOR'S INTEREST, IF ANY, IN AND TO SUCH EQUIPMENT ON AN "AS IS," "WHERE IS" BASIS. The proceeds of any insurance payable with respect to such Equipment shall be applied, at the option of Lessor, either toward (1) replacement or repair of such Equipment, or (2) payment of any of Lessee's obligations hereunder. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts


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issued with respect to, any Event of Loss under any insurance policy relating to the applicable Equipment.

14. EVENTS OF DEFAULT. Any of the following shall be an "EVENT OF DEFAULT": (a) Lessee fails to pay (1) any portion of a Rental Payment within thirty (30) days after its due date or (2) any portion of a payment due to eBay under any sublicensing/subleasing agreement for space and/or bandwidth (the "Sublicensing Agreement") within thirty (30) days after its due date; (b) Lessee fails to perform or observe any other covenant, term or condition in this Master Lease, any Lease Schedule or the Sublicensing Agreement, which failure is not remedied within thirty (30) days after Lessee receives written notice from Lessor; (c) any representation of Lessee in this Master Lease, any Lease Schedule, the Sublicensing Agreement, the Purchase Agreement for the Equipment or the Bill of Sale for the Equipment is found to be inaccurate, and such failure or inaccuracy continues unremedied for thirty (30) days after written notice by Lessor; (d) without Lessor's consent, Lessee shall or shall attempt to abandon, remove, sell, encumber, assign, or sublet any item of Equipment; (e) Lessee shall dissolve or discontinue its business, or become insolvent or make an assignment for the benefit of creditors, or a trustee or receiver shall be appointed for Lessee or for a substantial part of its assets, or bankruptcy, reorganization or insolvency proceedings shall be instituted by or against Lessee, which proceedings, if involuntary, shall not have been dismissed within thirty (30) days after the date of filing; or (f) any Triggering Event shall have occurred under the VCSA Agreement. THE PARTIES ACKNOWLEDGE THAT AN EVENT OF DEFAULT CAUSED BY THE OCCURRENCE OF ANY OF SECTIONS 14(d), (e) OR (f) ABOVE ARE NON-CURABLE BY LESSEE.

15. REMEDIES. Upon the occurrence of an Event of Default and at any time thereafter, Lessor may, in its sole discretion, to the extent permitted by and in conformity with applicable law, do any one or more of the following: (a) upon notice to Lessee, terminate this Master Lease and any or all Lease Schedules;
(b) declare the total amount or any portion thereof of unpaid Rent and other amounts due and to become due hereunder or under any Lease Schedule immediately due and payable; (c) demand that the Equipment be returned in accordance with
SECTION 11 hereof; (d) enter the premises where any Equipment is located and take immediate possession thereof and remove any such Equipment; (e) re-lease or sell any Equipment at a public or private sale on such notice and terms as Lessor shall deem reasonable, or (f) exercise any other right or remedy available to Lessor under applicable law or proceed by court action to enforce the terms of this Master Lease or any Lease or to recover damages or expenses resulting from the Event of Default. In addition, Lessee shall be liable for and shall pay to Lessor all attorneys' fees and other costs incurred by Lessor in exercising Lessor's remedies, including placing any Equipment in the condition required by SECTION 11 hereof. If this Master Lease or any Lease Schedule is deemed at any time to be intended as security, Lessee hereby grants to Lessor a security interest in the applicable Equipment to secure, in addition to the indebtedness herein, all other indebtedness at any time owing by Lessee to Lessor. This Master Lease shall constitute a security agreement under applicable law if the transactions contemplated herein are deemed not to constitute a lease. Lessee agrees to make any and all filings, and to take any actions necessary or, in the view of counsel, advisable, to perfect the grant of such security interest under the applicable Uniform Commercial Code or to maintain perfection thereof. No remedy referred to in this Master Lease is intended to be exclusive, but each shall be in addition to any other remedy referred to or otherwise available to Lessor at law or in equity. No express or implied waiver by Lessor of any Default or Event of Default shall constitute a waiver of any


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other Default or Event of Default by Lessee or a waiver of any of Lessor's rights, and no delay by Lessor in enforcing any right or requiring performance of any provisions of this Master Lease or any Lease Schedule by Lessee shall be a waiver of such right or affect the right of Lessor to enforce such provision.

16. ASSIGNMENT. Without Lessor's prior written approval, Lessee shall not (a) assign, transfer, pledge, hypothecate, or otherwise dispose of this Master Lease, any Lease Schedule, any Equipment or any interest therein, or (b) sublet or lend any Equipment or permit it to be used by anyone other than Lessee or Lessee's employees. Lessee agrees that any such assignment shall not materially change Lessee's duties or obligations under this Master Lease or any Lease Schedule. Each Assignee shall have all the rights but none of the obligations of Lessor under this Master Lease or any such Lease Schedule unless Lessee is otherwise notified by Lessor. Lessee shall recognize such assignments and/or security agreements and agrees that upon notice of such assignment it shall pay directly to the Assignee (unless otherwise directed by such Assignee) without abatement, deduction or setoff all amounts which become due hereunder and further agrees that it will not assert against such Assignee any defense, claim, counterclaim, or setoff for any reason whatsoever in any action for Rent or possession brought by the Assignee.

17. GENERAL INDEMNITY. Lessee agrees to indemnify and to defend and hold Lessor and any of its successors and Assignees harmless from and against all claims, costs, expenses (including, but not limited to, attorneys' fees), damages, losses, and liabilities of any nature whatsoever that may be imposed on, incurred by or asserted against any such indemnified party in any way relating to or arising out of this Master Lease, any Lease Schedule, or any item of Equipment or its purchase, acceptance, delivery, ownership, leasing, possession, maintenance, use, operation, or transportation, whether or not other parties are involved. The provisions of this SECTION 17 shall survive the termination of this Master Lease and all Lease Schedules.

18. GENERAL.

      (a) FURTHER ASSURANCES. Lessee shall promptly execute and deliver to Lessor such further documents and take such further action as Lessor may request to more effectively carry out the intent and purpose of this Master Lease and the Lease Schedules. Lessee hereby appoints Lessor as its attorney-in-fact for the purposes of executing, delivering, filing, registering and/or recording, as applicable, all documents, instruments and agreements that Lessor deems necessary or reasonably desirable to perfect and maintain a first priority perfected security interest in the Equipment.

      (b) NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile communication), unless expressly indicated to the contrary herein, and mailed, faxed or delivered to each party at the address first set forth above or at such other address as each party may designate in a written notice to the other parties, complying as to delivery with the terms of this SECTION 18(b). All such notices, requests, demands and other communications shall be effective when received (whether through the mails or by facsimile or delivery).

      (c) GOVERNING LAW. This Master Lease and all Lease Schedules shall be governed by and construed in accordance with the internal laws of the State of California, excluding its


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choice of law rules. Any disputes arising under this Master Lease and all Lease
Schedules may be brought in the state courts and the federal courts located in San Jose, California, and the parties hereby consent to the personal jurisdiction and venue of these courts. The parties hereby waive any right to a trial by jury in any action to enforce or defend any matter arising from or related to this Master Lease or any Lease Schedule.

      (d) UNENFORCEABLE PROVISIONS. If any term of this Master Lease or any Lease Schedule is found to be illegal or unenforceable, the remaining portions of this Master Lease or such Lease Schedule shall remain in effect, provided that the parties agree to negotiate in good faith substitute enforceable terms reflecting the parties' original intent in entering into this Master Lease or such Lease Schedule.

      (e) COMPLETE AGREEMENT; MODIFICATIONS. This Master Lease and all Lease Schedules constitute the entire understanding and agreement between Lessor and Lessee and there is no other understanding or agreement between the parties, oral or written, which is not set forth herein. This Master Lease and any Lease Schedule may not be amended except by a writing signed by Lessor and Lessee and shall be binding upon and inure to the benefit of the parties hereto, Assigns and their permitted successors.


LESSOR:  EBAY INC.,                     LESSEE:  INTERNET PICTURES CORPORATION
a Delaware corporation                  a Delaware corporation


By: /s/ Michael R. Jacobson             By: /s/ Donald Strickland
    ------------------------------          ------------------------------

Name: Michael R. Jacobson               Name: Donald Strickland

Title: Vice President, Legal Affairs    Title: President and CEO

Date: September 26, 2001                Date: September 26, 2001


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